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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: July 23, 2001
                    ----------------------------------------
                        (Date of earliest event reported)


                                  NEWCOR, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                              -------------------
                 (State or other jurisdiction of incorporation)


                 1-5985                                       38-0865770
       -----------------------------                  ------------------------
              (Commission                                 (IRS Employer
               File Number)                             Identification No.)


   43252 Woodward Ave., Suite 240
   Bloomfield Hills, Michigan                                     48302
   --------------------------------------                   -----------------
   (Address of principal executive offices)                    (Zip Code)


                                 (248) 253-2400
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              (Registrant's telephone number, including area code)



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ITEM 1.           CHANGE OF CONTROL.

Newcor, Inc., has amended its Rights Agreement, dated as of January 12, 2000 to increase the percentage ownership of EXX INC. and David A. Segal, together with their affiliates and associates, in Newcor necessary to trigger the distribution of rights under Newcor's rights plan. See Exhibit 99(a). Newcor also has amended its Agreement, dated February 14, 2001, with EXX INC and David A. Segal to permit EXX INC. and David A. Segal to beneficially own up to 34.9% of Newcor. See Exhibit 99(b).

On July 23, 2001, Jerry D. Campbell, Shirley E. Gofrank, William A. Lawson, James D. Cirar, Jack R. Lousma and Richard A. Smith resigned as directors of Newcor. Also on July 23, 2001, the Board of Directors fixed the size of Newcor's Board of Directors at six and elected Jerry Fishman, Norman H. Perlmutter and Frederic Remington to fill the vacancies on the Board of Directors. David A. Segal, Barry P. Borodkin and James J. Connor remain as members of Newcor's Board of Directors.

On July 23, 2001, each of Jerry D. Campbell, Shirley E. Gofrank, William A. Lawson, James D. Cirar and Richard A. Smith entered into Stock Purchase Agreements with EXX INC. to sell all of their shares in Newcor to EXX INC. for a purchase price of $2.00 per share. See Exhibit 99(c).


Exhibit No.       Exhibit

99(a)             Fourth Amendment to the Rights Agreement, dated July 23, 2001
99(b)             Amendment to Agreement, dated July 23, 2001
99(c)             Form of Stock Purchase Agreement dated July 23, 2001
99(d)             Press Release dated July 23, 2001




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NEWCOR, INC.


                                 By:  /s/ James J. Connor
                                    --------------------------------------------

                                 Name:    James J. Connor
Date:  July 27, 2001
                                 Title:   President and Chief Executive Officer




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EXHIBIT INDEX


Exhibit No.       Exhibit

99(a)             Fourth Amendment to Rights Agreement dated July 23, 2001
99(b)             Amendment to Agreement, dated July 23, 2001
99(c)             Form of Stock Purchase Agreement dated July 23, 2001
99(d)             Press Release dated July 23, 2001